UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 29, 2004

SONIC CORP.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)

(405) 225-5000
(Registrant’s telephone number, including area code)

Item 5.  Other Events

On April 30, 2004, Sonic Corp. (the “Company”) announced that its Board of Directors had approved a three-for-two split in the form of a stock dividend. Holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on May 10, 2004 (the “Record Date”), will receive one additional share of Common Stock for each two shares held on the Record Date. The stock dividend will be distributed May 21, 2004. The stock split will increase the number of shares of Common Stock outstanding from approximately 39.7 million to approximately 59.6 million (exclusive of treasury shares).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
SONIC CORP.
Date: April 30, 2004	By:	/s/ W. Scott McLain W. Scott McLain, Executive Vice President and Chief Financial Officer